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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 15, 2005

                          THE MAJESTIC STAR CASINO, LLC
                     THE MAJESTIC STAR CASINO CAPITAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                        Commission File Number 333-06489

                   INDIANA                              43-1664986
                   INDIANA                              35-2100872
           (STATE OF INCORPORATION)         (IRS EMPLOYER IDENTIFICATION NO.)

             301 FREMONT STREET, 12TH FLOOR, LAS VEGAS, NEVADA 89101
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (702) 388-2224

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) As disclosed in its press release on March 15, 2005, The Majestic Star Casino, LLC (the "Company") will restate certain of its previously filed annual and quarterly financial statements. This decision is the result of a review of the Company's accounting presentation of certain cash based promotional activities ("Cash-Based Promotional Activities"). The Company has determined that Cash-Based Promotional Activities should be presented as a reduction of gross revenues. Such Cash-Based Promotional Activities had previously been recorded as casino expense. The Company's Board of Directors determined that restatement is necessary after discussion with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC").

The restatement has no impact on previously reported consolidated operating income, net income (loss) or any element of the consolidated balance sheets or consolidated statements of cash flows for any date or period presented. This restatement has no impact on EBITDA or adjusted EBITDA as previously reported by the Company. In addition, the restatement has no impact on compliance with any financial covenants under the $80.0 million credit facility or the indenture governing the $260.0 million of 9 1/2% senior secured notes.

The Company's accounting policies relating to customer promotional programs were originally adopted after consultation with PwC. The restatement results from a reevaluation of the accounting treatment of various Cash-Based Promotional Activities during the preparation and audit of the financial statements for the year ended December 31, 2004. Periodically, the Company offers various cash based promotions to its casino customers. Generally these promotions are based upon the rated or tracked play of its customers. These promotions can range in value and timing, and are offered at the sole discretion of the Company's management. The Company's Cash-Based Promotional Activities are intended to encourage repeat visits to the Company's casinos. While casino customers are under no obligation to spend the promotional cash in gaming activities at the casino, the customer must be physically present to receive the cash promotional award and the Company's experience shows that the vast majority of customers do engage in gaming activities the same day the cash is received. The Company has concluded that the payout of cash under these Cash-Based Promotional Activities should be treated as a reduction of gross revenues when redeemed, in accordance with Emerging Issues Task Force ("EITF") No. 01-9, "Accounting for Consideration Given by a Vendor to a Customer".

As a result of the restatement, the financial statements contained in the Company's Form 10-Ks for years ended December 31, 2003 and December 31, 2002, and contained in the Company's Quarterly Reports on Form 10-Q for the first three quarters of 2004 should no longer be relied upon. The Company will restate the 2002 and 2003 financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. As soon as practicable after filing the 2004 10-K, the Company will amend the appropriate filings with the Securities and Exchange Commission to include restated financial statements for the fiscal years ended December 31, 2003 and 2002 and for the first three quarters of 2004.

The Company is unaware of any evidence that the restatement is due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the securities laws. The Company's Board of Directors and authorized

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officers have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with PwC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


         (c) Exhibits.

         99.1     Press Release issued March 15, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2005
                              THE MAJESTIC STAR CASINO, LLC


                              By: /s/ Jon S. Bennett
                              ----------------------
                                      JON S. BENNETT, VICE PRESIDENT AND CHIEF
                                      FINANCIAL OFFICER

                              THE MAJESTIC STAR CASINO CAPITAL CORP.


                              By: /s/ Jon S. Bennett
                              ----------------------
                                      JON S. BENNETT, VICE PRESIDENT AND CHIEF
                                      FINANCIAL OFFICER


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                                INDEX OF EXHIBITS

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         EXHIBIT NO.                     Description
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
                99.1         Press Release issued March 15, 2005.

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